                                                                   EXHIBIT 1

                            RESTRUCTURING OVERVIEW

* Accounts payable: 100% assumed

* Bank debt: 100% assumed or refinanced

* $18.1 million capitalized lease obligations (non-EDS): 100% assumed

* $24.0 million lease obligations (EDS): 100% assumed, with extended payment terms

* $177.2/(1)/ million Senior Discount Notes due 2001: $75 million New Senior Discount Notes due 2003 and 50% of the primary common stock

* $307.2/(1)/ million Senior Subordinated Reset Notes due 2002: 35% of the primary common stock

* $33.9 million EDS Unsecured Claim: 15.0% of the primary common stock/(2)/

* CVRs: warrants to purchase 1.0% of the fully-diluted common stock/(3)/

* Common Stock: warrants to purchase 3.5% (combined total for both A & B classes) of the fully-diluted common stock/(3)/

- ----------------
(1) Estimated accreted amount at March 31, 1995.

(2) In conjunction with and as partial consideration for providing a capital lease facility to deploy STARPATH technology.

(3) Warrants assumed to be struck at market

                                CAPITALIZATION
                                --------------
                                ($ in millions)
                                ---------------

                                               AT MARCH 31, 1995
                                                   (UNAUDITED)
                                       -----------------------------------
                                         ESTIMATED             PRO FORMA
                                       -------------        --------------
EDS Unsecured Payable                   $ 33.9               $  0.0
                                        ======               ======
Bank Credit Facility...............     $ 19.9               $ 19.9
11.5% Senior Discount Notes........      177.2                  0.0
11.65% Senior Subordinated
   Reset Notes.....................      307.2                  0.0
New 11.5% Senior Discount Notes....        0.0                 75.0
Non-EDS Capital Leases.............       18.1                 18.1
EDS Leases.........................       24.0                 24.0
                                        ------               ------
   Total Long-Term Debt...........      $546.4               $137.0
                                        ======               ======

1994 EBITDA........................     $ 19.1               $ 19.1
Normalized EBITDA..................       30.0                 30.0
Debt/1994 EBITDA...................       28.6X                 7.2X
Debt/Normalized EBITDA.............       18.2                  4.6

- ----------------

                           PRO FORMA CREDIT SUMMARY
                           ------------------------
                                ($ in millions)
                                ---------------


                                                                             PROJECTED AT DECEMBER 31,/(1)/
                                                 ------------------------------------------------------------------------------
                                                   1995          1996          1997          1998          1999          2000
                                                 --------      --------      --------      --------      --------      --------
EBITDA........................................     $ 24.2        $ 30.5        $ 37.4        $ 41.3        $ 47.7        $ 54.2
Capital Expenditures..........................       41.6          32.9          28.3          25.8          19.6          17.7
Capital Lease Amortization....................       10.2           9.1           8.7           8.7           6.5           0.0
Interest Expense..............................       15.7          20.9          24.0          26.2          27.0          25.9
Cash Interest Expense.........................        6.9          11.0          12.9          13.8          13.1          25.9
Bank Debt and Capital Lease Balance...........       99.3         112.7         116.5         114.8          99.8          89.1
Total Debt....................................      183.2         206.5         221.4         232.1         231.0         220.3

EBITDA/Interim Expense........................       1.5x          1.5x          1.6x          1.6x          1.8x          2.1x
EBITDA/Cash Interest Expense..................       3.5x          2.8x          2.9x          3.0x          3.6x          2.1x

EBITDA-CapEx/Interest Expense.................         NM*           NM          0.4x          0.6x          1.0x          1.4x
EBITDA-CapEx/Cash Interest Expense............         NM            NM          0.7x          1.1x          2.1x          1.4x

EBITDA-CapEx-Cap. Lease Amort./Int. Exp.......         NM            NM           NM           0.3x           0.8x         1.4x
EBITDA-CapEx-Cap. Lease Amort./Cash Int. Exp..         NM            NM           NM           0.5x           1.6x         1.4x

Debt/EBITDA...................................       7.6x          6.8x          5.9x          5.6x          4.8x          4.1x

- ---------------------------

 (1) Projections assume issuance of the new $75 million 11.5% Senior Discount Notes on January 1, 1995
  *  NM means not material

                           NEW SENIOR DISCOUNT NOTES
                           -------------------------
                               SUMMARY OF TERMS
                               ----------------


ISSUER:                  SpectraVision (the "Company")

ISSUE:                   Senior Discount Notes (the "Notes")

MATURITY:                2003 (8 years)

COUPON RATE:             11.50% payable semi-annually. Interest on the Notes
                         will be non-cash for five years. Thereafter, interest will be paid semi-annually in cash based on the fully accreted principal amount.

ACCRETED VALUE
  AT ISSUANCE:           $75.0 million

PRINCIPAL AMOUNT:        $131.2 million

GUARANTEE:               The Notes will be guaranteed on a senior unsecured
                         basis by Spectradyne.

SECURITY:                Secured by the stock of Spectradyne.

OPTIONAL REDEMPTION:     The Notes will be non-callable for five years.
                         Thereafter, the Company will have the option to redeem the Notes, in whole or in part, at a premium to fully-accreted value plus accrued and unpaid interest, declining to par at maturity.

MANDATORY REDEMPTION:    None

COVENANTS:               *  Limitations on Additional Debt
                         *  Limitations on Mergers and Asset Sales
                         *  Put Upon Change of Control
                         *  Limitations on Restricted Payments

                      CALCULATION OF "NORMALIZED" EBITDA
                      ----------------------------------
                                ($ in millions)
                                ---------------

1994 Reported EBITDA............................   $19.1

Plus:
  Reduction in Technical Adjustments/(1)//(2)/..   $ 5.7
  Reduction in Non-Operating Rooms/(1)//(3)/....     3.0
  Nonrecurring Expenses-Net.....................     2.2
                                                   -----
     1994 Normalized EBITDA.....................   $30.0
                                                   =====

- ----------------
(1) Based on combined hotel share and studio share of approximately 29.3%.
(2) Assumes a reduction in the percentage of technical adjustments from 13.9% to 7.0% due to the implementation of STARPATH technology.
(3) Assumes a decrease in the percentage of non-operating rooms from 8.0% to 4.0% because the Company will be resuming field service responsibilities.

                  EQUITY VALUES BASED ON "NORMALIZED" EBITDA
                  ------------------------------------------
                                ($ in millions)
                                ---------------

                                       AT MARCH 31, 1995
                                  -----------------------------
LodgeNet EBITDA Multiple.......      8.4x      8.4x      8.4x
Discount Factor................     25.0%     10.0%      0.0%
  Adjusted Multiple............      6.3x      7.6x      8.4x
Normalized Annual EBITDA.......   $ 30.0    $ 30.0    $ 30.0
                                  ------    ------    ------
  Total Enterprise Value.......   $190.1    $228.1    $253.5

Less: Pro Forma Debt Outstanding
  Bank Credit Facility.........     (19.9)   (19.9)    (19.9)
  New Senior Discount Notes....     (75.0)   (75.0)    (75.0)
  Leases
    EDS........................     (24.0)   (24.0)    (24.0)
    Other......................     (18.1)   (18.1)    (18.1)
                                   ------   ------    ------
  Total Debt...................    (137.0)  (137.0)   (137.0)

Less: Restructuring Expenses...     (10.0)   (10.0)    (10.0)

Plus: Cash.....................       1.3      1.3       1.3
                                   ------   ------    ------
  Net Equity Value.............    $ 44.5   $ 82.5    $107.8
                                   ======   ======    ======

                    RECOVERIES BASED ON "NORMALIZED" EBITDA
                    ---------------------------------------
                                ($ in millions)
                                ---------------

                                                                   AT MARCH 31, 1995
                                                    ------------------------------------------------
Adjusted Multiple/(1)/...........................       6.3x              7.6x              8.4x
Implied Net Equity Value.........................     $44.5             $82.5            $107.8
                                                      =====             =====            ======

RECOVERY TO 11.5% SENIOR DISCOUNT NOTEHOLDERS
New Senior Discount Notes........................     $75.0             $75.0            $ 75.0
Equity Value (50.0% Split).......................      22.2              41.2              53.9
                                                      -----             -----            ------
  Total..........................................     $97.2            $116.2            $128.9
                                                      =====            ======            ======
Recovery as a Percent of Claim/(2)/..............      54.9%             65.6%             72.8%

RECOVERY TO 11.65% SENIOR SUBORDINATED NOTEHOLDERS
Equity Value (35.0% Split).......................     $15.6             $28.9             $37.7
                                                      =====             =====             =====
Recovery as a Percent of Claim/(2)/..............       5.1%              9.4%             12.3%

Relative Recovery................................      10.8x              7.0x              5.9x

RECOVERY TO EDS UNSECURED CLAIM
Equity Value (15.0% Split).......................     $ 6.7             $12.4             $16.2
                                                      =====             =====             =====

Recovery as a Percent of Claim...................      19.7%             36.5%             47.8%

- ----------------
(1) Based on a 25.0%, 10.0%, and 0% discount, respectively, to LodgeNet's multiple.
(2) Includes accrued interest to March 31, 1995. Recovery to 11.5% Senior Discount Noteholders and 11.65% Senior Subordinated Noteholders based on principal amounts of $177.2 million and $307.2 million, respectively.